Exhibit 24

                       ARTHUR ANDERSEN LLP

            CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated February 16, 1995, included in the Company's Form 10-K for the year ended December 31, 1994, and to all references to our Firm included in this registration statement.


                           /s/ Arthur Andersen LLP


Kansas City, Missouri,
 August 29, 1995